UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Sunstone Hotel Investors, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

OF SUNSTONE HOTEL INVESTORS, INC.

TO BE HELD ON MAY 1, 2025

On March 19, 2025, Sunstone Hotel Investors, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Stockholders to be held on May 1, 2025 (the “Annual Meeting”). The Company is filing this supplement (the “Supplement”) to its Proxy Statement solely to provide additional information for Proposal 4 – Approval of an Amendment to our 2022 Incentive Award Plan (“Proposal 4”) of the number of shares of the Company’s common stock that have been awarded and remain unvested as of March 5, 2025. Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

This Supplement hereby amends the language provided in the third bullet point on page 26 of the Proxy Statement regarding Proposal 4:

“As of March 5, 2025, 3,093,648 shares of our common stock have been awarded and remain unvested, comprised of 598,192 shares of time-based restricted stock awards and 2,495,456 shares of performance-based restricted stock units (at Maximum level), leaving 402,683 shares of our common stock available for issuance under the 2022 Plan.”

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.